Exhibit 10.1

STOCKHOLDER SUPPORT AGREEMENT

THIS STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”), effective as of [●], 2019, is entered into by and among Vical Incorporated, a Delaware corporation (“Parent”) and the undersigned stockholder of the Company (as defined below) (the “Stockholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with this Agreement, Brickell Biotech, Inc. (the “Company”), Parent, and Victory Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger and Reorganization (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of the Company with and into the Merger Sub, with the Company as the surviving corporation;

WHEREAS, the Stockholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial owner” or “beneficially own” is used) of shares of capital stock of the Company (“Shares”) as set forth on Schedule A hereto (the “Owned Shares”; the Owned Shares and any additional Shares or other voting securities of the Company of which the Stockholder acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, gift, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange, transfer or change of such shares, or upon exercise or conversion of any securities, the Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent and the Stockholder are entering into this Agreement; and

WHEREAS, the Stockholder acknowledges that Parent and the Company are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder set forth in this Agreement and would not enter into the Merger Agreement if the Stockholder did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Stockholder hereby agree as follows:

Section 1. Agreement to Vote.

(a) The Stockholder agrees that it shall at any meeting of the stockholders of the Company (whether annual or special meeting and whether or not such meeting is adjourned, delayed or postponed), however called, and at any adjournment or postponement thereof, or in connection with any written consent of stockholders of the Company, (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any, and (ii) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (A) (1) in favor of the Company Stockholder Matters, (2) to acknowledge that by its approval of the Merger it is not entitled to any appraisal rights with respect to its Covered Shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL, (3) to approve any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held and (4) in favor of any other matters necessary to consummate the Contemplated Transactions; and (B) against any Restricted Matters (as defined below) (together with the Company Stockholder Matters, the “Covered Proposals”).

(b) Except as expressly set forth in this Section 1 with respect to Covered Proposals, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company.

(c) For purposes of this Agreement, “Restricted Matters” means (A) any Acquisition Proposal and (B) any other action, proposal, transaction or agreement that is intended or could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the timely consummation of the Merger, or any of the other transactions contemplated by the Merger Agreement or this Agreement, or the satisfaction of any of Parent’s, the Company’s, or Merger Sub’s conditions under the Merger Agreement.

Section 2. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) THE STOCKHOLDER HEREBY IRREVOCABLY GRANTS TO, AND APPOINTS, PARENT AND ANY OTHER DESIGNEE OF PARENT, ALONE OR TOGETHER, THE STOCKHOLDER’S IRREVOCABLE PROXY AND ATTORNEY IN FACT (WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION), FOR AND IN THE STOCKHOLDER’S NAME, TO VOTE OR GRANT CONSENT OR APPROVAL IN RESPECT OF THE COVERED SHARES IN ACCORDANCE WITH SECTION 1 AT ANY MEETING OF THE COMPANY’S STOCKHOLDERS OR AT ANY ADJOURNMENT THEREOF OR IN ANY OTHER CIRCUMSTANCES UPON WHICH THEIR VOTE, CONSENT OR OTHER APPROVAL IS SOUGHT IN FAVOR OF THE SUPPORTED MATTERS.

(b) The Stockholder agrees to execute in a timely manner such documents or certificates evidencing such proxy as Parent may reasonably request.

(c) The Stockholder represents that any proxies heretofore given in respect of the Covered Shares are not irrevocable, and that any such proxies are hereby revoked by entering this Agreement.

(d) THE STOCKHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. The proxy granted in this Section 2 shall automatically expire upon the termination of this Agreement.

(e) The Stockholder hereby affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. The power of attorney granted by the Stockholder hereof is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity (as applicable) of the Stockholder.

Section 3. Inconsistent Agreements. The Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date (as defined below), any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant, at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent or in conflict with the Stockholder’s obligations pursuant to this Agreement.

Section 4. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, and (c) written notice of termination of this Agreement by Parent to the Stockholder (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 8, 9, 11 and 13 through 26 of this Agreement shall survive the termination of this Agreement; provided, further that no such termination will relieve any party hereto from any liability for any willful, knowing and/or material breach of this Agreement occurring prior to such termination.

Section 5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that:

(a) The Stockholder is the record and beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of Encumbrances other than as created by this Agreement. The Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to any and all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws and the terms of this Agreement. Other than the Owned Shares (and the equity awards relating thereto), the Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (iii) options or other rights to acquire from the Company any capital stock, voting securities, or securities convertible into, or exchangeable for, capital stock or voting securities of the Company.

(b) The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Body is necessary on the part of the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on such property or asset of the Stockholder pursuant to, any agreement to which the Stockholder is a party or by which the Stockholder or any property or asset of the Stockholder is bound or affected other than as would not restrict, prohibit or impair the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(d) There is no action, suit, investigation, complaint or other proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of its Affiliates that would reasonably be expected to impair the ability of the Stockholder to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement in a timely manner.

(e) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the covenants, representations and warranties of the Stockholder contained herein

(f) The Stockholder has had the opportunity to review the Merger Agreement, including the provisions relating to the payment and allocation of the consideration to be paid to the Company, and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the transactions contemplated by the Merger Agreement. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by the Company, Parent or any of their respective agents or representatives. The Stockholder understands that such Stockholder (and not Parent, the Company or the Surviving Corporation) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement.

(g) The Company is an intended third-party beneficiary of this Section 5.

Section 6. Certain Covenants of the Stockholder. The Stockholder hereby covenants and agrees as follows:

(a) Prior to the Termination Date, and except as contemplated hereby, the Stockholder shall not: (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), assign, transfer, pledge, hypothecate, grant, Encumber or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, (iv) deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares, or (v) knowingly take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement. Any Transfer in violation of this provision shall be void. To the extent a Transfer is permitted and consented to by Parent, such Transfer shall comply with all applicable Laws and the terms of this Agreement.

(b) The Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary to fulfill the Stockholder’s obligations under this Agreement, including, without limitation, attending, or otherwise participating in, if applicable, any meeting of the Company’s shareholders or any adjournment, postponement, or recess thereof.

(c) Prior to the Termination Date, in the event that the Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by the Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests shall automatically become subject to the terms of this Agreement. The Stockholder shall promptly notify Parent in writing of any such event.

Section 7. No Solicitation of Transactions. The Stockholder shall not, directly or indirectly: (a) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal; (e) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (f) publicly propose to do any of the foregoing. The Stockholder hereby represents and warrants that its has read Section 4.5 (Company Non-Solicitation) of the Merger Agreement and agrees not to engage in any actions prohibited thereby.

Section 8. Confidentiality. Except to the extent required by applicable Law, the Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Parent has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose such information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, shareholder, parent or subsidiary of the Stockholder, provided in each case that the Stockholder informs the Person receiving the information that such information is confidential and such Person agrees in writing to abide by the terms of this Section 8. Neither the Stockholder nor any of its Affiliates (other than the Company, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of Parent, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with Parent to the extent practicable. The Company is an intended third-party beneficiary of this Section 8.

Section 9. Stockholder Capacity. This Agreement is being entered into by the Stockholder solely in its capacity as a record and/or beneficial owner of the Covered Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholder or its Affiliates who is a director, officer or employee of the Company to take any action in his or her capacity as a director, officer or employee of the Company. Nothing in this Agreement is intended to limit or restrict the Stockholder from taking any action or inaction or voting in favor, in the Stockholder’s sole discretion, on any matter in his or her capacity as a director of the Company, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

Section 10. Appraisal Rights; Waivers. The Stockholder shall not exercise (a) any rights to demand appraisal of any Covered Shares or (b) the right to dissent that may arise with respect to the Merger, and hereby waives any such rights of appraisal or rights to dissent that the Stockholder may have under applicable Law or otherwise, including by contract. The Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Body, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Merger Agreement by the board of directors of the Company (the “Company Board”), breaches any fiduciary duty of the Company Board or any member thereof; provided that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of the Company.

Section 11. Disclosure. The Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC or other Governmental Body, or any disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement (including the Joint Proxy Statement/Prospectus) the Stockholder’s identity and ownership of the Covered Shares, and the nature of the Stockholder’s obligations under this Agreement. The Company is an intended third-party beneficiary of this Section 11.

Section 12. Further Assurances. From time to time, at the request of Parent and without further consideration, the Stockholder shall take such further action as may reasonably be deemed by Parent to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

Section 13. Non-Survival of Representations and Warranties. The representations and warranties of the Stockholder contained herein shall not survive the Termination Date.

Section 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon the first Business Day after such facsimile is sent if written confirmation of receipt by facsimile is obtained, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a nationally recognized next-day courier if next Business Day delivery is requested, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by United States registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice and given to the other party:

if to Parent, to:

Vical Incorporated

10390 Pacific Center Court

San Diego, CA 92121-4340

Attention: Vijay Samant

Email: vbsamant@vical.com

with a copy (which shall not constitute notice) to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

Attention: Rama Padmanabhan

Email: rama@cooley.com

if to the Stockholder, to the address(es) set forth on the signature page to this Agreement.

Section 15. Interpretation. When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Schedule or Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 16. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the Merger Agreement constitute the entire agreement of the parties with regard to the purpose hereunder, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the purpose hereof and thereof.

Section 17. Parties in Interest. Other than as provided in Section 5, Section 8 and Section 11, this Agreement is not intended to, and shall not, confer upon any Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations among the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge, actual or constructive, of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement or the characterization of actual facts or circumstances as of the effective date of this Agreement or as of any other date.

Section 18. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflict of laws principles of the State of Delaware.

Section 19. Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates of this Agreement shall be brought and determined in the courts of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence or maintain any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 20. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 21. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, subject to the limitations contained in this Section 21, each of Parent and the Stockholder shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware located in New Castle County, Delaware or any federal court located in Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at Law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

Section 22. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 23. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 24. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by signatures delivered by facsimile or email, and a copy hereof that is executed and delivered by a party by facsimile or email (including in .pdf format) will be binding upon that party to the same extent as a copy hereof containing that party’s original signature.

Section 25. Facsimile or Electronic Signature. This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

Section 26. No Presumption Against Drafting Party. Each of Parent and the Stockholder acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any judicial decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

VICAL INCORPORATED

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

[STOCKHOLDER]

By:
Name:

Stockholder’s Address for Notice:

Email:

[Signature Page to Stockholder Support Agreement]

Schedule A

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